Exhibit 10.1

RBL Capital Group, LLC 132 West 31st Street 14th Floor New york, ny 10001

April 28, 2016

TOT Group, Inc., et al

3363 NE 163rd Street

Suite 705

North Miami Beach, FL 33160

Re: Loan and Security Agreement dated as of June 30, 2014, as amended (the “Agreement”). All capitalized terms used herein shall have the definitions as given in the Agreement.

Mr. Oleg Firer,

On behalf of the Co-Borrowers, as such term is defined in the referenced Agreement, you have requested a 90-day extension of the interest only period on the Revised Term Loan Note #1, dated July 31, 2014, (b) Revised Term Loan Note #2, dated February 10, 2015, and (c) Revised Term Loan Note #3, dated March 27, 2015, (collectively, the “Notes”). In consideration for and as a condition precedent to granting this forbearance, RBL requires, that the ultimate parent of Co-Borrowers, Net Element, Inc., provide RBL Capital Group, LLC (“RBL”) with a guarantee pertaining to the Notes as set forth below.

Net Element’s signature to this letter agreement shall be a condition precedent to these extensions.

By your signature below, on behalf of all the Co-Borrowers, you agree that RBL shall be entitled to collect a fee of ten thousand and 00/100 dollars ($10,000.00) for providing the requested extensions. This fee will be collected per the terms of Section 3.02(a) of the Agreement.

All other terms and conditions of the Agreement shall remain in full force and effect.

Accordingly, effective as of the date hereof, Net Element, Inc. (NETE) and RBL agree as follows:

WHEREAS, RBL has entered into that certain Loan and Security Agreement (the Agreement”) dated as of June 30, 2014, as amended, with TOT Group, Inc.; TOT Payments, LLC; TOT BPS, LLC; TOT FBS, LLC; Process Pink, LLC; TOT HPS, LLC and TOT New Edge, LLC (jointly and severally, referred to herein as “Borrower”), and

WHEREAS, the Borrower, pursuant to the Agreement, has borrowed the principal sum of Three Million Nine Hundred Sixty-five Thousand and 00/100 dollars ($3,965,000.00) from RBL under Notes 1, 2 and 3;

WHEREAS, the Borrower has requested a change in the payment terms under the Notes; and

WHEREAS, NETE is the ultimate parent of the Borrower, and

WHEREAS, NETE will derive direct and indirect benefit from this accommodation to Borrower by RBL; and

WHEREAS, it is a condition precedent to the effectiveness of the change in payment terms that NETE shall have executed and delivered this letter agreement to RBL for the benefit of RBL;

NOW, THEREFORE, in consideration of the premises and to induce RBL to modify the payment terms of Notes 1, 2 and 3, NETE hereby agrees with and for the benefit of RBL as follows:

1. Defined Terms. Capitalized terms used, but not defined herein, shall have the meanings specified in the Agreement.

2. Guarantee.

(a) NETE hereby unconditionally and irrevocably guarantees to RBL and its successors, endorsees, transferees and assigns, to pay and perform all the obligations, covenants and agreements of Borrower under the Agreement and the Notes (the “Borrower’s Obligations”), and NETE further agrees to pay any and all expenses (including, without limitation, all fees and disbursements of counsel) which may be paid or incurred by RBL in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Borrower’s Obligations and/or enforcing any rights with respect to, or collecting against, NETE under this letter agreement.

(b) No payment or payments made by the Borrower, any other NETE or any other Person or received or collected by RBL from the Borrower, any other NETE or any other Person by virtue of any action or proceeding or any setoff or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower’s Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of NETE hereunder which shall, notwithstanding any such payment or payments other than payments made by NETE in respect of the Borrower’s Obligations or payments received or collected from NETE in respect of the Borrower’s Obligations, remain liable for the Borrower’s Obligations until the Borrower’s Obligations are paid in full and this letter agreement is terminated.

3. No Subrogation. Notwithstanding any payment or payments made by NETE hereunder, until all of Borrower’s Obligations have been irrevocably and indefeasibly paid in full in cash (and therefore the payment thereof is no longer subject to being set aside or returned under applicable law), NETE hereby agrees not to assert or enforce any claim, right or remedy which NETE may now have or may hereafter acquire against the Borrower that arises hereunder and/or from the performance by NETE hereunder including, without limitation, any claim, remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification or participation in any claim, right or remedy of RBL against the Borrower or any security which RBL now has or hereafter acquires, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise; provided that if the foregoing standstill is not sufficient to permit indefeasible payment in full of all the Borrower’s Obligations, then NETE shall be deemed to have waived any such claim, right or remedy to the maximum extent permitted by law.

4. Guarantee Absolute and Unconditional. NETE guarantees that the Borrower’s Obligations will be paid strictly in accordance with the terms of the Agreement, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of RBL with respect thereto. The obligations of NETE under this letter agreement are independent of the Borrower’s Obligations, and a separate action or actions may be brought and prosecuted against NETE to enforce this letter agreement, irrespective of whether any action is brought against the Borrower or whether the Borrower is joined in any such action or actions. NETE understands and agrees that this letter agreement shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to:

(a) the validity or enforceability of the Agreement, any of the Obligations or any other collateral security therefore or guarantee with respect thereto at any time or from time to time held by RBL,

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Borrower’s Obligations, or any other amendment or waiver of or any consent to departure from the Agreement,

(c) any change, restructuring or termination of the corporate structure or existence of the Borrower or any of its subsidiaries,

(d) any defense, setoff or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower against RBL, or

(e) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or NETE) which might otherwise constitute, or might be construed to constitute, a defense available to, or an equitable or legal discharge of the Borrower for the Borrower’s Obligations, or of NETE under this letter agreement, in bankruptcy or in any other instance.

When pursuing its rights and remedies hereunder against NETE, RBL may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Borrower or any other Person or against any collateral security or guarantee for the obligations or any right of offset with respect thereto, and any failure by RBL to pursue such other rights or remedies or to collect any payments from the Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve NETE of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of RBL against NETE. This letter agreement shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon NETE and the successors and assigns thereof, and shall inure to the benefit of RBL, and its successors, endorsees, transferees and assigns, until all the Borrower’s Obligations and the obligations of NETE under this letter agreement shall have been satisfied by payment in full.

5. Reinstatement. This letter agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower’s Obligations is rescinded or must otherwise be restored or returned by RBL upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or NETE, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or NETE or any substantial part of its property, or otherwise, all as though such payments had not been made.

6. Severability. (a) Any provision of this letter agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(b) The parties hereto have agreed as provided in Section 13 of this letter agreement, that New York law is to govern this letter agreement.

7. No Waiver: Cumulative Remedies. RBL shall not, by any act (except by a written instrument pursuant to Section 13), delay, indulgence, omission or otherwise, be deemed to have waived any right or remedy hereunder or to have acquiesced in any breach of the Agreement by the Borrower or in any breach of any of the terms and conditions of this letter agreement. No failure to exercise, nor any delay in exercising, on the part of RBL, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by RBL of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which RBL would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

8. Integration; Waivers and Amendments; Successors and Assigns; Governing Law. This letter agreement represents the agreement of NETE with respect to the subject matter hereof and there are no promises or representations by RBL relative to the subject matter hereof not reflected herein. None of the terms or provisions of this letter agreement may be waived, amended or supplemented or otherwise modified except by a written instrument executed by NETE and RBL; provided that any provision of this letter agreement may be waived by RBL in a letter or agreement executed by RBL or by telex or facsimile transmission from RBL. This letter agreement shall be binding upon the successors and assigns of NETE and shall inure to the benefit of RBL and its successors and assigns. THIS LETTER AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS LETTER AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

9. Notices. All notices, requests and demands to or upon NETE or RBL to be effective shall be in writing and, unless otherwise expressly provided herein, shall be sufficiently given if delivered in person to or sent via nationally recognized overnight delivery addressed to a party at the address provided for such party in the Agreement or set forth under its signature below, as the case may be.

10. Submission to Jurisdiction: Waivers. (a) NETE hereby irrevocably and unconditionally:

(i) submits for itself and its property in any legal action or proceeding relating to this letter agreement, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the courts of the State of Illinois and the courts of the United States of America for the Northern District of New York and appellate courts from any thereof, provided, however, that RBL may institute an action in any jurisdiction necessary to enforce its rights under this letter agreement;

(ii) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court;

(iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to NETE at its address set forth below or at such other address of which RBL shall have been notified pursuant thereto; and

(iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(v) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

(b) NETE AND RBL HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS LETTER AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

IN WITNESS WHEREOF, NETE has caused the letter agreement to be duly executed by its duly authorized officer, all as of the day and year first above written.

Respectively Yours

/s/ RBL Capital Group, LLC

AGREED and ACCEPTED by:

Net Element, Inc.

/s/ Oleg Firer

Oleg Firer

Title: CEO